                                                                    EXHIBIT 99.2

CITATION CORPORATION AND SUBSIDIARIES
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS for the years ending September 28, 1997, September 29, 1996, and October 1, 1995




                                                                    Additions
                                            Balance at         --------------------
                                            Beginning of     Charged to    Charged to                    Balance at
Description                                 Period           Expense       Assets          Deductions    End of Period
----------------------------------------------------------------------------------------------------------------------
1997
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Allowance for doubtful accounts              $1,421,027      $   63,766     $  319,216    $  (437,317)     $1,366,692
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Reserve for obsolete inventory                  490,988         397,543        300,000       (216,988)        971,543
----------------------------------------------------------------------------------------------------------------------
Reserve for sales returns                     1,075,236       3,009,944        439,846     (3,458,509)      1,066,517
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Deferred tax asset valuation allowance          370,000         918,000                      (370,000)        918,000
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     Total                                   $3,357,251      $4,389,253     $1,059,062    $(4,482,814)     $4,322,752
                                             ----------
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1996
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Allowance for doubtful accounts              $  770,672      $  583,539     $  208,519    $  (141,703)     $1,421,027
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Reserve for obsolete inventory                  267,890         259,922        217,455       (254,279)        490,988
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Reserve for sales returns                     1,020,939         643,731        281,060       (870,494)      1,075,236
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Deferred tax asset valuation allowance
                                                     --         370,000             --             --         370,000
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     Total                                   $2,059,501      $1,857,192     $  707,034    $(1,266,476)     $3,357,251
                                             ----------      ----------     ----------    -----------      ----------
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1995
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Allowance for doubtful accounts              $  949,564      $  460,840     $   36,431    $  (676,163)     $  770,672
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Reserve for obsolete inventory                   15,000           4,640        248,250             --         267,890
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Reserve for sales returns                       137,611         176,126        910,698       (203,496)      1,020,939
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Deferred tax asset valuation allowance
                                                     --              --             --             --              --
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     Total                                   $1,102,175      $  641,606     $1,195,379    $  (879,659)     $2,059,501
                                             ----------      ----------     ----------    -----------      ----------
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

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